Frank J. Wright
State Bar No. 22028800
E. P.  Keiffer
State Bar No. 11181700
BURKE, WRIGHT & KEIFFER, P.C.
2900 Renaissance Tower
1201 Elm Street
Dallas, TX  75270-2102
Phone:  (214) 742-2900
Fax:      (214) 748-6815

ATTORNEYS FOR DEBTOR

                   IN THE UNITED STATES BANKRUPTCY COURT
                   FOR THE NORTHERN DISTRICT OF TEXAS
                                DALLAS DIVISION

IN RE:

PROFESSIONAL INVESTORS            CASE NO. 397-34575-SAF-11
INSURANCE GROUP, INC.,

DEBTOR

             DEBTOR'S AMENDED PLAN OF REORGANIZATION


     PROFESSIONAL INVESTORS INSURANCE GROUP, INC. ("PIIGI" or
"Debtor"),
a corporation that filed for relief under Title 11 of the U.S.
Code,   proposes the following Debtor's
Amended Plan of Reorganization (hereinafter referred to as "Plan").
                            ARTICLE I.
                           Definitions
     Capitalized terms used in this Plan, unless otherwise defined herein, shall have the meanings or rules of construction assigned to each under the Bankruptcy Code. In construing the defined term or terms used in the Plan, (i) the singular shall include the plural and the plural shall include the singular, (ii) the conjunctive shall include the disjunctive and the disjunctive shall include the conjunctive, and (iii) reference to any gender shall include any other gender as appropriate. Unless the context otherwise requires, the following terms used herein shall have the following meanings:
     1.1 Allowed Administrative Expense Claim shall mean an Allowed Claim arising from costs or expenses of administration of the Debtor's Estate allowed under Section 503(b) of the
Bankruptcy Code, including, without limitation: any actual and necessary expenses of preserving the
Debtor's Estate; any actual and necessary expenses of operating the Debtor's business from and after the Petition Date to and including the Confirmation Date; any borrowing by Debtor pursuant to
Section 364 of the Bankruptcy Code; all allowances of compensation or reimbursement of expenses to the extent approved by the Bankruptcy Court under Section 330 of the Bankruptcy Code; and any fees or charges assessed against the Debtor's Estate under Chapter 123, Title 28, United States Code.
     1.2 Allowed Claim shall mean any Claim in the amount and in the priority classification set forth in any proof of such Claim that has been timely filed in this case, or in the absence of such proof, as set forth in the Debtor's Schedule of Liabilities, as amended, filed in the Case, unless: (i)
such Claim has been listed in such Schedule as disputed, contingent, or unliquidated, in which case such Claim shall be allowed only if a proof of such Claim has been timely filed; (ii) such Claim has been objected to or is objected to after entry of the Confirmation Order, in which case such Claim shall be allowed only in such amount and such classification as is authorized by a Final Order of the
Bankruptcy Court; or (iii) such Claim has been paid in full, withdrawn or otherwise deemed satisfied in full. An Allowed Claim shall not include unmatured interest accruing after the Petition Date unless otherwise stated in the Plan.
     1.3 Allowed MS Holdings Claim shall mean the promissory note held by MS Holdings in the original amount of $600,000 due from the Debtor, which note is secured by 600,000 shares of Series B Stock of United Republic.
     1.4 Allowed Interest shall mean an interest in the Debtor in the nature of stock ownership.
     1.5 Allowed RTC Note Claim shall mean the Allowed Claim of Baystreet Investments related to the purchase of an obligation of the Debtor from the Resolution Trust Corporation.
     1.6 Allowed Sale of Securities Claim shall mean an Allowed Claim arising from the sale of securities of the Debtor or its affiliate United Republic. Such claims are subordinated pursuant to
Section 510 (b) of the Code.
     1.7 Allowed Secured Claim shall mean an Allowed Claim which is secured by an interest in property of Debtor's Estate, to the extent of the value of such Estate Property.
     1.8 Allowed Unsecured Claim shall mean an Allowed Claim which is not entitled to priority under Section 507(a) of the Bankruptcy Code, or as to which the claimant does not have a validly perfected enforceable lien or security interest as defined in Sections 101(37), (50) and (51)
of the Bankruptcy Code, or an Allowed Claim arising from the rejection of an unexpired lease or executory contract.
     1.9  Allowed Unsecured Conversion Claim shall mean any Allowed
Unsecured Claim
or the undersecured portion of an Allowed Secured Conversion Claim, that by prepetition contract, is granted a right to the holder of said claim, a right to convert all, or a portion of said debt, into common stock of  the Debtor.
     1.10 Allowed Unsecured Priority Tax Claim shall mean an
Allowed Claim of a
governmental unit, as defined in Section 101(27) of the Bankruptcy Code, which is unsecured and which is entitled to priority under Section 507(a)(8) of the
Bankruptcy Code.
     1.11 Avoidance Actions shall mean any cause of action under the various sections of
Chapter 5 of Title 11 of the U. S. Code which causes of action are created by virtue of the Debtor filing for relief under the Bankruptcy Code.
     1.12 Bankruptcy Code shall mean Title 11 of the United States
Code, 11 U.S.C.
Section 101, et. seq., as amended from time to time.
     1.13 Bankruptcy Court shall mean the United States Bankruptcy Court for the Northern
District of Texas, Dallas Division.
     1.14 Bankruptcy Rules shall mean the Federal Rules of Bankruptcy Procedure adopted by the Supreme Court of the United States, as amended from time to time.
     1.15 Bar Date shall mean September 23, 1997, the bar date set by order of the Court entered on August 6, 1997.
     1.16      Case shall mean the Chapter 11 Case entitled In Re:
Professional Investors Insurance
Group, Inc., presently pending before the Bankruptcy Court as Case No. 97-34575-SAF
     1.17 Cash shall mean currency, check, draft, wire transfer and other similar forms of payment.
     1.18 Chapter 11 shall mean Chapter 11 of the Bankruptcy Code.
     1.19 Claim shall mean any right to payment or right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from Debtor on or as of the Petition Date, whether or not such right is reduced to judgment, liquidated, fixed, contingent, disputed, legal, equitable, secured or unsecured.
     1.20 Confirmation Date shall mean the date on which the Confirmation Order is entered by the Clerk of the Bankruptcy Court in the docket for the Case.
     1.21 Confirmation Order shall mean the Order entered by the
Bankruptcy Court
confirming the Plan pursuant to Section 1129 of the Bankruptcy
Code.
     1.22 Consummation of the Plan Date shall mean the date on or before 18 months after the Effective Date, on which the Debtor certifies to the Court that the Debtor or its wholly owned subsidiary is engaged in business.
     1.23 Court shall mean the United States Bankruptcy Court for the Northern District of
Texas, Dallas Division, in which the Case is pending, and any court having jurisdiction to hear appeals or certiorari proceedings therefrom.
     1.24 Creditor shall mean any Person that holds an Allowed
Claim.
     1.25 Davister Capital Infusion shall mean the funds or marketable securities supplied by
Davister in exchange for common stock of PIIGI, which funds shall be used to fund all plan requirements set forth herein and thereafter utilized as the Board of Directors of PIIGI, post confirmation, deems appropriate.
     1.26 Davister shall mean Davister Corporation.
     1.27 Debtor shall mean PIIGI, a Delaware corporation, the Debtor and Debtor-in-Possession in this Case.
     1.28 Disclosure Statement shall mean the written Disclosure Statement submitted by the
Debtor contemporaneously herewith concerning the Plan, as approved by the Bankruptcy Court pursuant to Section 1125(b) of the Bankruptcy Code, as amended from time to time.
     1.29 Disputed Claim shall mean (a) any Claim or portion of a Claim (other than an Allowed
Claim) which is scheduled by the Debtors as disputed, contingent or unliquidated, or (b) a Claim, proof
of which has been filed pursuant to 501(a) of the Bankruptcy Code as unliquidated or contingent, or (c)
a Claim, proof of which has been filed pursuant to 501(a) of the Bankruptcy Code and as to which an
objection to the allowance thereof has been interposed within any time limitation fixed by an order of the
Bankruptcy Court, or by this Plan, which objection has not been settled or determined, in whole or in part,
by a Final Order.
     1.30 Distribution shall mean the Cash and other consideration distributed by the Debtor under the Plan from time to time.
     1.31 Effective Date shall mean the eleventh day following the day the Confirmation Order is entered, unless a stay is obtained. In the event a stay is obtained, the Effective Date will be the eleventh day after an order dissolving the stay is entered.
     1.32 Estate shall mean the estate created upon the commencement of this Case pursuant to Section 541(a) of the Bankruptcy Code.
     1.33 Estate Property shall mean all of the Debtor's property created in this Case, including all property in which the Debtor has an interest, as defined in
Section 541(a) of the Bankruptcy Code.
     1.34 Final Order shall mean an order or judgment of the Bankruptcy Court, as entered by the Clerk of the Bankruptcy Court on a docket related to the Case, as to which: (i) the time for appeal or petition for review has expired, and no appeal or petition for review is pending or was timely filed;
or (ii) any appeal or petition for review has been finally determined or dismissed.
     1.35 Objection Bar Date shall mean the date on or before which the Debtor shall have filed any and all objections to the allowance of Claims for distribution purposes. The Claims
Objection Bar Date is the 10th day after the Effective Date of the Plan. Notwithstanding the above, the Debtor shall not have to file an objection for distribution purposes as to the claim of the Internal
Revenue Service until such time as the Debtor's filing under
Section 505 (a)(2)(B) has been finally
determined.
     1.36 Petition Date shall mean May 19, 1997, the date upon which a petition for relief under Chapter 11 of the Bankruptcy Code was filed by the Debtor.
     1.37 Person shall mean an individual, corporation, partnership, joint venture, trust, estate and/or an incorporated association.
     1.38 Plan shall mean this Chapter 11 Plan, in its present form and as it may be further amended or modified from time to time in accordance with the Bankruptcy Code, the Bankruptcy
Rules, and the provisions contained herein.
     1.39 Plan Closing Date shall mean the date when all securities to be issued by the Debtor and all funding provided for by the Plan shall occur. The Plan Closing Date shall occur after the
Effective Date, but in no event more than 30 days after the
Confirmation Date.
     1.40 Plan Escrow Account shall mean the account set up by Davister Corporation at a national bank located in Dallas, Texas, which account shall be styled Plan Escrow Account for
Professional Investors Insurance Group, Inc. and into which Davister Corporation, on or before the
Plan Closing Date shall deposit cash in the amount necessary to meet the funding requirements of
Article 5.3. The fund will be held at the highest possible interest rate that the national bank offers.
 In the alternative, should Davister choose meet the funding requirements of 5.3 by depositing marketable securities into a securities account then Davister is required to keep the value of the securities placed in said securities account, net of costs of sale, at 125% of the amount required to be in the Plan Escrow Account at any time. Any negative fluctuation of 10% on the value, down to
115% of the required amount will require the placement of additional marketable securities into the securities account by Davister within two trading days. The securities account will not be subject to any lien or encumbrance by or on account of Davister's creditors.
     1.41 Pro Rata shall mean the same proportion that an Allowed Claim or Allowed Interest in a particular class bears to the aggregate amount of all Allowed Claims or Allowed Interests in such class. To the extent that Disputed Claims or Disputed Interests exist in such class, until all such
Disputed Claims or Disputed Interests shall have become Allowed Claims or Allowed Interests, as the case may be, pro rata shall mean the same proportion that an Allowed Claim or Allowed Interest in a particular class bears to the aggregate amount of all Allowed Claims and Disputed Claims or
Allowed Interests and Disputed Interests, as the case may be, in such class.
     1.42 Secured Claim shall mean all Creditors which held, as of the Petition Date, Allowed
Claims secured by a valid, enforceable and properly perfected lien, encumbrance, security interest, or other charge against or interest in Estate Property, in an amount which is not in excess of the value of the Estate Property subject to such Claim and only to the extent of the value of the lien, encumbrance or security interest of the holder of such Allowed Claim in such Estate Property, determined in accordance with Section 506 of the Bankruptcy Code. To the extent the value of such
Creditor's Allowed Claim exceeds the value of the Estate Property subject to such Claim, such
Allowed Claim shall be treated as an Allowed Unsecured Claim in accordance with Section 506 of the Bankruptcy Code, except as otherwise set forth herein.
     1.43 UOB shall mean United Overseas Bank (Luxembourg) S.A.
     1.44 United Republic shall mean United Republic Life Insurance Company, the life insurance subsidiary of the Debtor, currently a Utah chartered company, which is seeking to rehabilitate itself and redomesticate in the State of Oklahoma.
                           ARTICLE II.
      Classification of Allowed Claims and Allowed Interests
     2.1 Inclusion in Classes: All Allowed Claims and Allowed Interests, other than Allowed
Claims specified in Sections 507(a)(1), 507(a)(2) and 507(a)(8), which Allowed Claims are not classified in accordance with Section 1123(a)(1) of the Bankruptcy Code, are placed in the classes described in this Article II of the Plan.
     2.2 Class 1 Disputed Secured Claim of UOB. Class 1 shall consist of the Disputed
Secured Claim of  UOB.
     2.3 Class 2 Allowed Secured Claim of Davister Corporation. Class 2 shall consist of the Allowed Secured Claim of Davister Corporation.
     2.4 Class 3 Allowed Secured Claim of American Life Holdings. Class 3 shall consist of  the Allowed Secured Claim of American Life Holdings Corp.
     2.5 Class 4 Allowed Secured Claim of MS Holding. Class 4 shall consist of the Allowed
Secured Claim of MS Holdings.
     2.6 Class 5 Allowed Unsecured Conversion Claims. Class 5 shall consist of all Allowed
Unsecured Claims of Davister Corporation, American Life Holding Corp. and New Century Realty,
Inc. with the contractual right to convert debt to equity at a ratio of one share for $.25.
     2.7 Class 6 Allowed General Unsecured Claims. Class 6 shall consist of all Allowed
Unsecured Claims and the RTC Note Claim .
     2.8 Class 7 Allowed Sale of Securities Claims. Class 7 shall consist of all Allowed Sale of Securities Claims.
     2.9 Class 8 Allowed Interests in the Debtor. Class 8 shall consist of the Allowed
Interests in the Debtor.
                           ARTICLE III.
                            Treatment
     3.1 Title 28 U.S.C. Section 1930 Fees. All fees required pursuant to 28 U.S.C. Section
1930 shall, if not previously paid in full, be paid in Cash on the
Effective Date.
     3.2  Allowed Administrative Expense Claims.  Each holder of an
Allowed
Administrative Expense Claim as defined in paragraph 1.1 hereof, if not previously paid in full pursuant to a Final Order of the Bankruptcy Court, shall receive Cash equal to the unpaid amount of such Allowed Administrative Expense Claim upon the later of (i) the Effective Date or (ii) the first business day after a Final Order is entered regarding such Allowed Administrative Expense Claim, unless the holder of such Allowed Administrative Expense Claim agrees to different treatment. New
Century Realty, Inc., as an administrative lender under Section 364 of the Code, has agreed to receive ten (10) shares of the common stock of PIIGI for each dollar that New Century Realty, Inc. has lent to the Debtor. The holder of an Administrative Claim who has not previously filed any proof of claim on account of the Administrative Claim, other than a Professional Fee Claim or claim incurred in the ordinary course of business, shall file such proof of claim by the Administrative Claim Bar Date,
which is the 30th day after the Effective Date.   Any ordinary
course of business expense that is
incurred prior to the Plan Closing Date and has not been paid as of the Plan Closing Date, whether because such claim was not due under ordinary business terms between the Debtor and the claimant or was not otherwise an Allowed Administrative Claim, shall not be required to file an Administrative
Claim to be paid by the Debtor. Taxing authorities who may have claims for taxes due or who may be subject to requests for refunds for the Debtor's activities in 1997 will have their claim or refund request determined under the appropriate subsection of Section 505 of the Code. Any claims for refund or assertions of taxes due will be made in accordance with that taxing authorities requirement to file a return, if any, as modified by Section 505.
     3.3  Allowed Unsecured Priority Tax Claim.  Each holder of an
Allowed Unsecured
Priority Tax Claim shall be paid in full in Cash on the Effective Date, unless the holder of such
Allowed Unsecured Priority Tax Claim agrees to different treatment.
     3.4  Class 1: Disputed Secured Claim of UOB. UOB's Disputed
Secured Claim is
subject to Adversary Proceeding no. 397-3289 to determine the extent and validity of its lien and whether the monetary obligation as to its claim is barred by limitation. UOB's claim is listed in
Debtor's Schedules as disputed. UOB shall retain its asserted lien until the final resolution of the referenced adversary. The value of UOB's Disputed Secured Claim is the amount of the distribution that will be received in the United Republic
liquidation/rehabilitation proceeding on account of the
common stock of PIIGI which UOB allegedly holds as collateral. As of the date of the hearing on the Disclosure Statement, PIIGI has determined that the value of UOB's Disputed Secured Claim is
$563,107. Accordingly, on or before the Plan Closing Date, Davister, pursuant to Articles 1.40 and
5.3 of this Plan, will deposit $563,107 in cash or 125% of said sum in marketable securities into the
Plan Escrow Account on account of the UOB Disputed Secured Claim. The amount of the cash deposit or 125% value of marketable securities deposit by Davister into the Plan Escrow Account for the payment of the UOB Disputed Secured Claim on or before the Plan Closing Date may be an amount other than $563,107 if (i) the Bankruptcy Court, at a hearing held on or before the
Confirmation Date, determines the value of the UOB Disputed Secured Claim to be an amount other than $563,107, in which case such other amount will be deposited by Davister in cash or marketable securities pursuant to Articles 1.40 and 5.3 pf this Plan or (ii) PIIGI, Davister and UOB agree on a different amount, in which case such different amount will be set forth in the Confirmation Order and deposited by Davister in cash or marketable securities pursuant to Articles 1.40 and 5.3 of this Plan.
Upon the entry of a final, non-appealable order in Adversary Proceeding Number 397-3289, UOB will receive one of the following treatments upon turning over physical possession of the stock it holds as collateral to the Debtor:
          i. If UOB's claim for sums lent to the Debtor is upheld in all respects, so that
     UOB has an Allowed Secured Claim equal to the value of its collateral on the Confirmation
     Date and an Allowed Unsecured Claim for the balance, and UOB did not make an election under 1111 (b) prior to the entry of an order approving PIIGI's Disclosure Statement, then upon the order in the Adversary Proceeding providing such becoming final and non appealable, UOB will be paid the amount(s) of its then Allowed Claim plus all interest earned on such amount or cash equal to said interest earned at a rate set by the Court and the remaining amount of UOB's claim will receive the treatment set forth in Class 6;
          ii. If UOB's claim for sums lent to the Debtor is upheld, and UOB has made the election under 1111 (b) prior to the entry of an order approving PIIGI's Disclosure
     Statement, then upon the order in the adversary proceeding becoming final, UOB will be paid the amount of its Secured Claim over a period of time such that the present value of the stream of payments equals the value of the collateral securing UOB's claim on the
     Confirmation Date. The value of UOB's Secured Claim shall be deposited in an Plan Escrow
     Account and the payments provided for herein shall be funded from such interest bearing
     account or securities account.   The stream of payments shall
be determined by taking the
     Allowed Amount of UOB's claim and applying a discount rate of 9% on the Confirmation
     Date, such that the present value of the stream of payments, to be made quarterly, equals the value of UOB's collateral on the Confirmation Date. It is the Debtor's contention that if
     UOB takes the 1111 (b) election, utilizing the value that the Debtor asserts is the value of
     UOB's collateral, see footnotes 13 and 14 in Article XI, then under the discount rate set forth above, UOB would be entitled to quarterly payments of $13,320.83 for 135 quarters and would have a final payment of one quarter later of $8,899.66. Otherwise stated, the term would be 33 years and nine months. Notwithstanding anything stated above, UOB would retain its possessory lien on the stock it holds in this instance and this instance alone until such time as the amount of UOB's Secured Claim, as modified under 1111(b), is paid in full;
          iii. If UOB's claim for sums lent to the Debtor is upheld, but only so that UOB has an Allowed Secured Claim equal to the value of its collateral, and UOB does not have an
     Allowed Unsecured Claim for the balance and UOB does not or is not allowed to make an election under 1111 (b), then upon the order in the adversary proceeding becoming final,
     UOB will be paid the amount(s) of its then Allowed Claim plus all interest earned on such amount or cash equal to said interest earned at a rate set by the Court; or
          iv. If UOB's claim for sums lent to the Debtor is denied, then the funds deposited in the Plan Escrow Account account shall be paid, up to $100,000, to the holders of Allowed
     Class 6 Claims and if the Allowed Class 6 Claims are then paid in full, then those funds shall
     be paid to Class 7 creditors.   The rest and residue over and
above $100,000 shall be retained
     by the Debtor free and clear of all liens and encumbrances as unrestricted cash reserves of the
     Debtor, which may be used as the Board of Directors and the officers of the Debtor, post confirmation, see fit.
     3.5  Class 2: Allowed Secured Claim of Davister.  The Allowed
Secured Claim of
Davister shall be equal to the value of the collateral it holds, 3,544,000 shares of Series B Preferred
Stock of United Republic, on the Confirmation Date. Davister has agreed, as part of the settlement set forth in Article XI of the Plan, to allow the value of its collateral to either remain with United
Republic or cause any such distribution from United Republic on account of said Series B Preferred
Stock or any rights Davister may have relative to same, to be returned to United Republic, through the Debtor, post confirmation, for the purpose of recapitalizing that entity. Davister, in exchange for its Secured Claim, shall receive common stock in the Debtor, that is issued pursuant to the Plan, at a rate of five (5) shares for every dollar of its Allowed Secured Claim. Upon the issuance of shares of stock of PIIGI, to Davister, as provided for herein, Davister's lien on Series B Preferred
Stock of United Republic owned by PIIGI, shall be canceled. The unsecured portion of Davister's
Allowed Secured Claim, shall receive treatment under Class 5.
     3.6  Class 3: Allowed Secured Claims of American Life
Holdings. The Allowed
Secured Claim of American Life Holdings shall be equal to the value of the collateral it holds,
836,000 shares of Series B Preferred Stock of United Republic, on the Confirmation Date. American
Life Holdings has agreed, as part of the settlement set forth in
Article XI of the Plan, to allow the
value of its collateral to either remain with United Republic on account of said Series B Preferred
Stock or any rights American Life Holdings may have relative to same, or allow any such distribution from United Republic to be returned to United Republic, through the Debtor, post petition for the purpose of recapitalizing that entity. American Life Holdings in exchange for its Claim, shall receive common stock in the Debtor, that is issued pursuant to the Plan, at a rate of five (5) shares for every one dollar of its Allowed Secured Claim. Upon the issuance of shares of common stock of PIIGI, to American Life Holdings as provided for herein, American Life Holdings' lien on PIIGI's Series B
Preferred Stock shall also be canceled. The unsecured portion of American Life Holdings Allowed
Claim shall receive treatment under Class 5.
     3.7 Class 4: Allowed Secured Claim of MS Holdings. The Allowed Secured Claim of
MS Holdings shall be equal to the value of the collateral it holds, 600,000 shares of Series B
Preferred Stock of United Republic, on the Confirmation Date. MS Holdings has agreed, as part of the settlement set forth in Article XI of the Plan, to allow the value of its collateral to either remain with United Republic on account of said Series B Preferred Stock or any rights MS Holdings may have relative to same, or allow any such distribution from United Republic to be returned to United
Republic, through the Debtor, post petition, for the purpose of recapitalizing that entity. MS
Holdings, in exchange for its Claim, shall receive common stock in the Debtor, that is issued pursuant to the Plan, at a rate of five (5) shares for every one dollar of its Allowed Secured Claim. Upon the issuance of shares of common stock of PIIGI, to MS Holdings as provided for herein, MS Holdings'
lien on PIIGI's Series B Preferred Stock shall also be canceled
The unsecured portion of MS
Holdings Allowed Claim shall receive treatment under Class 5.
     3.8 Class 5: Allowed Unsecured Conversion Claims. Each holder of a Class 5 Allowed
Unsecured Conversion Claim shall receive thirty-five one hundredths (.35) shares for every dollar of their Allowed Unsecured Conversion Claim in full payment of their claims.
     3.9 Class 6: Allowed General Unsecured Claims. Each holder of a Class 6 Allowed
General Unsecured Claim shall receive a pro rata share of $100,000 provided by the Davister Capital
Infusion. Any surplus funds not necessary for distribution to Class 6 Allowed Unsecured Creditors, shall be used to pay Class 7 Claims.
     3.10 Class 7: Allowed Unsecured Sale of Securities Claims. Each holder of a Class 7
Allowed Unsecured Sale of Securities Claims shall receive any residue of funds provided under the
Plan, after the payment of all Class 6 Claims in full.
     3.11 Class 8: Allowed Interests in the Debtor. The holders of the Class 8 Allowed
Interests in the Debtor will have their prior stock in the Debtor canceled and shall receive nothing on account of their prior interests.
                           ARTICLE IV.
                            Impairment
     4.1  Impaired Classes. All Classes are impaired as defined in
Section 1124 of the
Bankruptcy Code.
                            ARTICLE V.
                 Means for Implementation of Plan
     5.1 Distributions and other actions on the Plan Closing Date. The cash distributions for the payment of (1) 28 U.S.C. 1930 fees, (2) Allowed Administrative Expense Claims and (3)
the Allowed Priority Claims shall be funded by the Davister Capital Infusion. The cash distributions for the payment of the Allowed Administrative Expense Claims which have not been allowed and authorized prior to the Closing Date shall be paid upon allowance thereof. All stock issuance called for in the Plan shall also occur on the Plan Closing Date. The Davister Capital Infusion shall also fund the Plan Escrow Account for the Class 1 Disputed Secured Claim and the total payment for the
Class 6 General Unsecured Claims. If there has not been a satisfactory resolution of the liquidation/rehabilitation of United Republic as of the Effective Date, then the Debtor (i) may proceed in a manner consistent with what it determines to be its best interest and the best interests of its shareholders; and (ii) will have 18 months from the Effective Date to continue to do business to enable it to achieve the discharge under Section 1141; provided, however, that, whether or not there has been a satisfactory resolution of the liquidation/rehabilitation of United Republic as of the
Effective Date, Davister is nevertheless obligated to fund the Plan Escrow Account pursuant to
Articles 1.40, 3.4 and 5.3 of this Plan on or before the Plan Closing Date and the Debtor is nevertheless required to perform all of its obligations under this Plan, including but not limited to its obligations regarding the treatment of the UOB Disputed Secured Claim set forth in Article 3.4 of this Plan.
     5.2  Deadline for Objections to Claims and Provisions for
Disputed Claims.  The
Debtor shall, by the Claims Objection Bar Date, file any an all objections to all claims, except for
Priority Tax Claims subject to a filing governed by Section 505 of the Bankruptcy Code. Priority Tax
Claims subject to a filing governed by Section 505 of the Bankruptcy Code shall have their objections filed, if at all, after the determination by the taxing authority or the Bankruptcy Court, which ever is
applicable.   For purposes of calculating Pro Rata or any other
distributions to be made under this
Plan to holders of Claims against the Debtor in any Class, the amount of the total Allowed Claims in such Class shall be computed as if all Disputed Claims still outstanding on the date of any such distribution were allowed in the full amount thereof. The funds held on account of those Disputed
Claims shall be disbursed in accordance with the final and non-appealable order which allows or disallows that Claim and the applicable Plan provisions. Any relief sought by the Debtor by means of Section 505 of the Code shall have the equivalent effect of an objection for the purposes of distribution and for holding of sufficient funds for payment of said claim.
     5.3 The Davister Capital Infusion. Davister shall, on or before the Plan Closing Date, fund PIIGI, by depositing into the Plan Escrow Account cash in the amount or marketable securities that are listed on a public market, into a securities account at an SIPC insured brokerage house, of a value equal to 125% of the amount necessary to meet the following obligations:
          a.   All Allowed Administrative Claims.
          b.   All Allowed Priority Claims.
          c.   The sum of $563,107 or such other amount for payment
of the Class 1
     Disputed Secured Claim as is determined by the Bankruptcy Court or agreed upon pursuant to Article 3.4 of this Plan.
          d.   $100,000 to be funded for payment of Allowed
Unsecured Claims.
Davister shall receive on the Plan Closing Date, due to the funding above referenced, ten (10) shares of common stock of PIIGI for every dollar funded. If Davister deposits securities into a securities account, as that term is referenced in Art. 9-115 of the Texas Business and Commerce Code, then
Davister is required to keep the value of the securities placed in said securities account, net of costs of sale, at 125% of the amount required to be in the Plan Escrow Account at any time. Any negative fluctuation of 10% on the value, down to 115% of the amount required to be in the Plan Escrow
Account, will require the placement of additional marketable securities into the securities account by Davister within two trading days. The securities account will not be subject to any lien or encumbrance by or on account of Davister's creditors.
                           ARTICLE VI.
              Post Confirmation Corporate Governance
     6.1  The Debtor's Articles of Incorporation and Bylaws will be amended and
supplemented, as necessary, to provide for the inclusion of the following requirements:
          a. The increase in the number of Authorized shares as necessary to effect the requirements of the Plan;
          b.   Any stock issued shall be in uncertificated form;
          c.   The number of directors on the Board of Directors
shall be four (4);
          d. The restrictions set forth in Section 1123 (a)(6) of the Bankruptcy Code as to preferred stock and non-voting equity shall be made a part of the Articles of Incorporation;
          e. The entry of the Confirmation Order will be deemed to meet all necessary shareholder approval requirements under any applicable provisions of Delaware law necessary to take the corporate actions set forth in the Plan.
          f. The shareholders of the Debtor will not have prescriptive rights on the sale of any stock of the Debtor, post confirmation.
     6.2 All shares issued to holders of Allowed Administrative Claims, and Allowed Claims in Class 2, Class 3, Class 4 and Class 5 are issued pursuant to 1145 (a)(1). All other shares are not issued under 1145 (a)(1) and are subject to all securities laws and regulations relative to their transferability and their issuance. Such shares that are issued not on account of a claim or interest, will be issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities
Act").
     In this regard, Davister has advised Debtor that it acknowledges that such Shares will not be registered pursuant to the Securities Act or any applicable state securities laws, that such Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations such Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this regard, Davister has represented to Debtor that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the
Securities Act.
     6.4 The Officers of the Debtor will be Cary Cope, Chairman of the Board, Robert Turner,
President and Lori Der-Hacopian, Secretary. The Directors of the Debtor shall be William Cox,
Michael Smyth, Robert Turner and Cary Cope.   The officers who were
insiders on the Petition Date,
Robert Turner and Lori Der-Hacopian, do not receive compensation from the Debtor.
     6.5 The Debtor, upon entry of the Confirmation Order, shall no longer be a registered publicly traded company. Nothing herein restricts the Debtor from thereafter seeking to become a registered publicly traded company in accordance with any and all applicable statutory and regulatory requirements.
                           ARTICLE VII.
             Executory Contracts and Unexpired Leases
     7.1 Rejection. All of Debtor's executory contracts and unexpired leases as of the Petition
Date, which have not specifically been assumed or rejected pursuant to Section 365 of the
Bankruptcy Code or otherwise assumed pursuant to this Plan, shall be deemed rejected on the
Effective Date.
     7.2 Claims for Damages. Each person who is a party to an Executory Contract rejected pursuant to the Plan shall be entitled to file, not later than ten
(10) days after the Confirmation Date
which is the deemed date of such rejection, a proof of claim for damages alleged to arise from the rejection of the Executory Contract to which such person is a party. A copy of such claim shall be sent to the Debtor. Objections to any proof of claim shall be filed not later than twenty (20) days after the Debtor receives a copy of such proof of claim. The Court shall determine any such objections, unless they are otherwise resolved. All Allowed Claims for rejection damages shall be treated as Class 6 Claims.
                          ARTICLE VIII.
                              Voting
     8.1 The holders of the Class 1 through Class 7 Allowed Claims may vote on the Plan. The holders of the Class 8 Allowed Interests are conclusively deemed to have rejected the Plan pursuant to Section 1126 (g) of the Bankruptcy Code.
     8.2 Only those entities that hold Allowed Claims prior to the deadline for submitting ballots established by the Court shall be eligible to vote. Notwithstanding the fact that an entity has filed a proof of claim, each entity whose claim to which the Debtor has filed an objection with the Court is not eligible to vote unless such entity obtains a Final Order of the Court temporarily allowing its claim for the purpose of accepting or rejecting the Plan in accordance with Rule 3018(a) of the Bankruptcy Rules.
                           ARTICLE IX.
                        General Provisions
     9.1  Modification of Plan.  The Debtor may, pursuant to
Section 1127(a) of the
Bankruptcy Code, modify the Plan at any time prior to the entry of the Confirmation Order. After entry of the Confirmation Order, the Debtor may, pursuant to
Section 1127(b) and (c) of the
Bankruptcy Code and with approval of the Bankruptcy Court, modify or amend the Plan in a manner that does not materially or adversely affect the interests of Persons affected by the Plan without having to solicit acceptance of such modification, and may take such steps as are necessary to carry out the purpose and effect of the Plan as modified.
     9.2 Post-Confirmation Fees and Financial Reports. The Debtor shall be responsible for timely payment of fees incurred pursuant to 28 U.S.C. 1930(a)(6).
     9.3  Further Actions.  Pursuant to Section 1142(b) of the
Bankruptcy Code, the
Confirmation Order shall operate as an order of the Court directing the Debtor and any other necessary parties to execute and deliver or join in the execution and delivery of any instrument required to transfer Estate Property, and to perform any other act that is necessary for the consummation of this Plan.
     9.4 Captions. Captions used in this Plan are for convenience only, and shall not affect the construction of the Plan.
     9.5 Disputed, Unliquidated and Contingent Claims. Notwithstanding any other term or condition of this Plan, disputed, unliquidated and contingent Claims shall be paid only upon allowance in accordance with the provisions of Section 502 of the Bankruptcy Code.
     9.6 Jurisdiction of the Bankruptcy Court. After the entry of the Confirmation Order, the Court will retain jurisdiction for the following purposes:
          i. To determine the classification and priority of all Claims against or Interests in the Debtor and to re-examine any Claims or Interests which may have been allowed. The failure by the Debtor or any party-in-interest initially to object to or to examine any Claims or Interests shall not be deemed to be a waiver of their rights to object to any such Claim or
     Interest or cause any such Claim or Interest to be re-examined, in whole or in part;
          ii. To determine allowance of Claims for damages with respect to rejection of any such Executory Contracts or unexpired leases within such time as the Court may direct;
          iii. To hear and determine all applications for compensation and other
     Administrative Expenses;
          iv. To conduct hearings on valuation, as necessary, and to determine whether any party-in-interest is entitled to recover against any Person any claim, whether arising under
     Section 506(c) of the Bankruptcy Code, or arising out of a voidable preference, a fraudulent transfer, or otherwise, whether such avoidable transfer occurred prior to or after the Petition
     Date;
          v. To hear and determine any and all pending adversary proceedings or contested matters as well as any matters brought post-confirmation by the Debtor in accordance with
     Section 1123 (b)(3)(A) or (B);
          vi. To determine any modification of the Plan after Confirmation pursuant to
     Section 1127 of the Bankruptcy Code;
          vii. To determine all matters, controversies and disputes arising under or in connection with the Plan or the application or disposition of the Estate Property;
          viii. To enter any order, including injunctions, necessary to establish and enforce the rights and powers of the Debtor under the confirmed Plan;
          ix. To enter and implement such orders as may be necessary and appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, or vacated;
          x. To hear and determine by entry of orders or judgments matters concerning local, state, and federal taxes and all Tax Claims pursuant to Sections 346, 505, 525, and
     1146 of the Bankruptcy Code and all Claims or actions by Governmental Units;
          xi. To determine all controversies, suits, and disputes that may arise in connection with the interpretation, enforcement, or Substantial Consummation of the Plan, or any
     Person's obligation thereunder; and
          xii To enter a final decree pursuant to Rule 3022 of the Bankruptcy Rules.
     9.7 Request for Confirmation. To the extent deemed necessary, the Debtor hereby requests the Bankruptcy Court to enter an Order confirming the Plan.
     9.8 Cram-Down. If any impaired Class under the Plan fails to accept the Plan in accordance with Sections 1126 and 1129(a)(8) of the Bankruptcy Code, the Debtor reserves the right to request the Bankruptcy Court to confirm the Plan pursuant to
Section 1129(b) of the Bankruptcy
Code.
     9.9 Disclosure Statement. The attention of holders of Claims and Interests is directed to the Disclosure Statement approved by the Court in connection with this Plan..
     9.10 Retention of Claims and Causes of Action. All causes of action, rights, claims and demands against any third parties, creditors, investors, individuals, insiders or other entities which the Debtor or the Debtor in Possession owns or has an interest in or can assert in any fashion, in any forum, since their formation, or which could be asserted by any creditor or trustee under the
Bankruptcy Code, whether pre-petition or post-petition, including, but not limited to, actions under
 542 through 553 inclusive of the Bankruptcy Code and 510 of the Bankruptcy Code to recover assets for the Debtor's estates and for the benefit of Creditors and to subordinate claims (collectively
"Debtor Actions") and all proceeds of and recoveries on Debtor Actions. Debtor Actions expressly include, but are not limited to, all claims of the Debtor in any adversary proceedings presently pending in the Bankruptcy Court for the Northern District of Texas, any actions in the courts of the State of Texas, in which the Debtor is party, including but not limited to those claims set forth or which could be set forth in Cause No. 96-03330, styled United Overseas Bank (Luxembourg) S.A., United
Overseas Bank (Geneva) and Professional Investors Insurance Group, Inc. pending in the 162nd
Judicial District Court in and for Dallas County, Texas (with due regard for the stipulation entered into in this case and described in the Disclosure Statement), any and all claims of the Debtor against UOB or any other person or party relative to its actions as to the Debtor's subsidiary's (United
Republic Life Insurance Company) both prior to and during proceedings in the State of Utah before its Commissioner of Insurance and the attempted liquidation of same and the Adversary Proceeding
No. 397-3289 concerning the determination of the extent and validity of UOB's lien and claim as to the Debtor's common stock of United Republic. Any proceeds, net of fees, expense and other charges, that are recovered will be retained by the Debtor.
     9.11 Interest, Penalties, Fees and Plan Modifications. Except as expressly stated in the
Plan, or allowed by the Court, no interest, penalty or late charge is to be Allowed on any Claim subsequent to the Filing Date. No attorneys' fees will be paid with respect to any Claim except as specified in the Plan or as allowed by an order of the Court.
After Confirmation, the Debtor may,
with the approval of the Court, and so long as it does not materially or adversely affect the interest of Creditors, remedy any defect or omission, or reconcile any inconsistencies in the Plan or in the Order of Confirmation, in such manner as may be necessary to carry out the purposes and effect of the Plan.
                            ARTICLE X.
            Effect of the Plan on Claims and Interests
     10.1 Discharge of Claims. If the requirements of this Plan are met by the Consummation of the Plan Date, as defined in the Plan, the Debtor will be discharged from all claims or other debts that arose before the Confirmation Date. Additionally, all Persons who have claims against the
Debtor which arise prior to the Confirmation Date shall also be prohibited from asserting such claims against the Debtor, except as provided in the Plan. Upon meeting the requirements of the Plan, prior to the Consummation of the Plan Date, an officer of the Debtor shall file a copy of the certificate showing either the redomestication of United Republic in Oklahoma or that the Debtor or its subsidiary is doing business.
     10.2 Injunctions. Except as provided in the Plan or Confirmation Order, as of the Effective
Date, all entities that have held, currently hold, or may hold a Claim or other debt or liability against the Debtor or an Interest or other right of an equity security holder in the Debtor are permanently enjoined from taking any of the following actions on account of any such Claims, debts, liabilities or interests: (1) commencing or continuing in any manner any action or other proceedings against the
Debtor or the Debtor's property; (2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtor or the Debtor's property; (3) creating, perfecting or enforcing any lien or encumbrance against the Debtor or the Debtor's property; (4) asserting against the Debtor or the Debtor's property a set off, right or claim of subordination or recoupment of any kind against any debt, liability or obligation due to the Debtor; and (5) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.
     Additionally, there will be an injunction restricting the issuance and transfer of the common stock of the Debtor that would cause an ownership shift or otherwise cause the loss of the use of the net operating losses of the Debtor. This injunction will be in effect for two years from the Plan
Closing Date on the issuance or trading that would cause such an ownership shift that would cause the loss of the use of the net operating losses to occur during such period.
     There is also an injunction on the trading of any shares issued pursuant to the Plan, until the Consummation of the Plan Date has passed.
     10.3 Revesting and Vesting. Except as otherwise provided in the Plan, on and after the Effective Date, all Property of the Debtor's estate shall vest in the Debtor free and clear of all Claims, liens, debts, liabilities, charges, interests and other encumbrances.
                           ARTICLE XI.
              Settlement of Sale of Security Claims
     11.1 Davister Corporation, MS Holdings and American Life Holdings, by voting in favor of this Plan, agree to resolve all of their claims against the Debtor, as set forth in section 11.03 of this Plan.
     11.2 MS Holdings, American Life Holdings and Davister Corporation, in 1992 and 1993, purchased Surplus Debenture Notes from United Republic, the Debtor's affiliate. The purchase of the Surplus Debenture Notes caused over $10,300,000 worth of cash and real property to be put into United Republic. The Utah Insurance Commission, despite legal opinions and statements to the contrary, did not approve the transaction. In an attempt to rectify the situation, the Debtor caused its affiliate, United Republic, to issue Series B Preferred Stock to the Debtor in the amount of 4,980,000 shares and to Davister in the amount of 5,427,000 shares. The Series B stock issued to the Debtor, was made the subject of security agreements in the principal amounts of $3,544,000,
$836,000 and $600,000. These transactions were initiated by the Debtor and its affiliate, United
Republic, and were not acquiesced in by MS Holdings, American Life Holdings and Davister, because the Utah Insurance Commissioner refused to recognize same and continued to assert that United
Republic was insolvent before the transfer and was insolvent after the transfer of the over
$10,300,000 worth of cash and real property. MS Holdings, American Life Holdings and Davister have continually asserted that they are entitled to a return of the assets contributed to United
Republic, because they did not get what they had bargained for, a debt position at United Republic.
MS Holdings, American Life Holdings and Davister have a claim against the Debtor and against its affiliate for rescission of the sale of the Debtor's affiliate's debt securities.
     11.3 By the confirmation of this Plan and by virtue of MS Holdings, American Life
Holdings and Davister voting for this Plan, MS Holdings, American Life Holdings and Davister and the Debtor agree as follows: (1) MS Holdings shall receive the treatment set forth in Article 3.7 in full and final settlement of any and all claims MS Holdings has against the Debtor and United
Republic; (2) American Life Holdings shall receive the treatment set forth in Article 3.6 in full and final settlement of any and all claims American Life Holdings has against the Debtor and United
Republic; and (3) Davister shall receive the treatment set forth in
Article 3.5 and 3.10 and receive the
treatment accorded the Davister Capital Infusion, in full and final settlement of any and all claims
Davister has against the Debtor. Davister's claims against the Debtor's affiliate, are not resolved herein, except to the extent that: i) the treatment in Article 3.5 of the Plan shall resolve any claims against the Debtor's affiliate United Republic, up to the amount of $4,459,000 plus attorneys fees to the Petition Date; and ii) as to Davister's unsecured claim for rescission on the sale of securities, Davister will agree to the treatment set forth in Article 3.10, but only to the extent of $2,144,680.
 Davister may nonetheless pursue a claim of $4,247,000 against United Republic, as it sees fit.

     Dated:     October ___, 1997.
                                        PROFESSIONAL INVESTORS
                                        INSURANCE GROUP, INC.




                                        By:
___________________________
                                             Cary Cope,
                                             Chairman of the Board



OF COUNSEL

Frank J. Wright
State Bar No. 22028800
E. P.  Keiffer
State Bar No. 11181700
BURKE, WRIGHT & KEIFFER, P.C.
2900 Renaissance Tower
1201 Elm Street
Dallas, TX  75270-2102
Phone:  (214) 742-2900
Fax:      (214) 748-6815






C:\DOC\PIIGI\EDGAR\PLAN008.WPD